Exhibit 99.1.  Press release.  iVoice, Inc. announces acquisition of American Security Capital Corporation

iVoice, Inc. announces acquisition of American Security Capital Corporation

IVoice, Inc. (OTC: IVOI.PK) announced today that the Company has acquired American Security Capital Corporation (“ASCC”) in order to provide financing and leasing services to the alternative energy industry.  In an effort to salvage some value for IVOI and its shareholders, the Company accepted an offer from American Security Resources Corporation to exchange the Company’s ownership of Hydra Fuel Cell Corporation (“Hydra”) for all of the ASCC shares and a note of $100,000.  American Security Resources Corporation still controls the Company through its ownership of Class B Common Stock shares ofiVoice, Inc.

“iVoice, Inc. acquired Hydra in an exchange of debt securities in December of 2011 and took control in January of 2012. Between the December close date and the January change of control, the Company’s previous management issued the remaining authorized Common Stock shares subsequently leaving the Company unable to finance itself and unlock Hydra’s market opportunity.” stated Norris Lipscomb, CEO of iVoice, Inc. “This transaction allows us to provide value to iVoice, Inc. shareholders while at the same time limiting the capital required.”

About iVoice, Inc.

iVoice, Inc. (traded under “IVOI”), is a publicly traded company in a developmental stage that previously engaged in the communications industry as well as the “green” industry associated with hydrogen fuel cells.

About American Security Resources Corp.

American Security Resources Corp. (traded under “ARSC”, http://www.americansecurityresources.com) owns and develops unique intellectual property related to hydrogen fuel cells and business activities to help speed their implementation, funding, and sales.  In early 2012, ARSC took control of iVoice, Inc.

Safe Harbor Statement

The statements in this release that relate to the Company’s expectations with regard to the future impact on the Company’s results from new products in development are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  The results anticipated by any or all of these forward-looking statements may not occur.  The Company undertakes no obligation to publicly release the result of any revisions to these forward-looking statements that may be made to reflect events or circumstances after the date hereof, or to reflect the occurrence of unanticipated events or changes in the Company’s plans or expectations.